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                                                                   Exhibit 10.12

                              EMPLOYMENT AGREEMENT


                  AGREEMENT, made and entered into as of the 5th day of January, 1999, by and between Long Distance International Inc., a Florida corporation with offices at 888 South Andrews Avenue, Suite 205, Ft. Lauderdale, FL 33316 (together with its successors and assigns permitted under this Agreement, the "Company"), and David Hess, 545 Alden Avenue, Westfield, NJ 07090 (the "Executive").

                              W I T N E S S E T H :

                  WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (this "Agreement") and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

         1.       Definitions.

                  (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

                  (b)      "Base Salary" shall mean the salary provided for in
Section 4 below or any increased salary granted to the Executive pursuant to
Section 4.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d)      "Cause" shall mean:

                           (i)      the Executive is convicted of a crime
involving moral turpitude;

                           (ii)     the Executive is guilty of willful gross
neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company, unless the Executive believed in good faith that such act or failure to act was in the best interests of the Company;

                           (iii)    the breach by Executive of his fiduciary
duty for personal gain of himself or others (other than the Company and it Affiliates); and
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                           (iv)     the material breach by Executive of this
Agreement.

                  (e) "Change in Control" shall mean the occurrence of any of the following events:

                           (i)      An acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of Stock of the Company (the "Outstanding Company Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company,
(2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1(e);

                           (ii)     A change in the composition of the Board
such that the individuals who, as of the effective date of this Agreement, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date of this Agreement, whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a two-thirds majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

                           (iii)    A merger, reorganization or consolidation to
which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction"); excluding however, such a Corporate Transaction pursuant to which
(A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a


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corporation or other person which as a result of such transaction owns the
Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 50% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a two-thirds majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection the applicable Corporate Transaction, of the Parent Company); or

                           (iv)     The approval by the stockholders of the
Company of a plan of complete liquidation or dissolution of the Company.

                  (f) "Constructive Termination Without Cause" shall mean termination by the Executive of his employment at his initiative following the occurrence of any of the following events without his consent:

                           (i)      a reduction in the Executive's then current
Base Salary or target bonus opportunity as a percentage of Base Salary or long-term performance incentive or the termination or material reduction of any material employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applicable to all executive officers of the Company);

                           (ii)     the failure to elect or reelect the
Executive to any of the positions described in Section 3 or the removal of him from any such position;

                           (iii)    a material diminution in the Executive's
duties or the assignment to the Executive of duties which are materially inconsistent with his duties or which materially impair the Executive's ability to function as the Chief Executive Officer of the Company; or

                           (iv)     the failure of the Company to obtain the
assumption in


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writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 calendar days after a merger, consolidation, sale or similar transaction.

Following written notice from the Executive, as described above, the Company shall have 15 calendar days in which to cure. If the Company fails to cure, the Executive's termination shall become effective on the 16th calendar day following the written notice.

                  (g) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement as determined by a medical doctor selected by the Company and the Executive. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

                  (h)      "Effective Date" shall mean as of the date hereof.

                  (i) "Fair Market Value" shall mean in respect of any security, asset or other property, the price at which a willing seller would sell and a willing buyer would buy such security, asset or other property having full knowledge of the facts, in an arm's-length auction transaction without time constraints, and without being under any compulsion to buy or sell. The Fair Market Value of a share of Stock as of any time shall be determined as of the last day of the most recent calendar month which ended prior to such time, shall be determined without giving effect to any discount for a minority interest, to any lack of liquidity of the Stock or to the fact that the Company may have no class of equity security registered under the Exchange Act and shall be based on the Fair Market Value of the Company as of such day divided by the number of outstanding shares of Stock determined as of such time. The Fair Market Value of the Company shall be determined on a going concern basis, and on the basis that the management and other key employees of the Company and its subsidiaries will continue to be employed indefinitely.

                  (j) "Pro Rata" shall mean a fraction, the numerator of which is the number of days that the Executive was employed in the applicable performance period and the denominator of which shall be the number of days in the applicable performance period.

                  (k)      "Stock" shall mean the Common Stock of the Company.

                  (l) "Term of Employment" shall mean the period specified in Section 2 below (including any extension as provided therein).

         2.       Term of Employment.

                  The Term of Employment shall begin on the Effective Date, and shall extend until twenty-four (24) months from the Effective Date. Notwithstanding the foregoing, the


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Term of Employment may be earlier terminated by either Party in accordance with the provisions of Section 9.

         3.       Position, Duties and Responsibilities.

                  (a) Commencing on the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed as the Chief Executive Officer of the Company and be responsible for the general management of the affairs of the Company. The Executive, in carrying out his duties under this Agreement, shall report to the Board. The Executive further agrees to accept election, and to serve during all or any part of the Term of Employment as a director of the Company and of any subsidiary or affiliate of the Company, and as an executive officer of any subsidiary or affiliate of the Company without any compensation therefor other than as set specified in this Agreement, if elected to any such position by the shareholders or by the Board of Directors of the Company or any subsidiary or affiliate, as the case may be. During the Term of this Agreement, the Executive shall devote his full business time and attention to the business and affairs of the Company and shall use his best efforts, skills and abilities to promote its interests.

                  (b) Nothing herein shall preclude the Executive from (i) serving on the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs, provided that such activities set forth in this Section 3(b) do not materially interfere with the proper performance of his duties and responsibilities under Section 3(a).

                  (c) During the Term of Employment, the headquarters of the Company shall be located in London and in the Fort Lauderdale/Miami Metropolitan Area. During the Term of Employment, the headquarters of LDI Carrier Sales Division shall be in New York City. Executive shall be available to the Company at both of its headquarters on business days during the week and shall be available to travel as the needs of the business require.


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         4.       Base Salary.

                  The Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $280,000. The Base Salary shall be reviewed annually for increase in the discretion of the Board.

         5.       Incentive Award.

                  During the Term of Employment,

                  (a) in 1999 the Executive shall participate in an incentive award plan which shall be based on the achievement of certain performance targets to be determined and mutually approved by the Company and Executive within 30 days after the signing of this Agreement with respect to the 1999 year, and shall be determined by the Compensation Committee and the Board of Directors with respect to the 2000 year ("Performance Targets"). In 1999, the Executive shall have a target bonus opportunity of up to $150,000, payable in that amount if the Performance Targets established for the 1999 year are met (or a lesser amount if some but not all of the Performance Targets are met).

                  (b) in 1999, the Executive shall be entitled to an incentive award in addition to the award set forth in Section 5(a) above, in an amount equal to $150,000, if the Company completes a financing transaction (other than a loan) in the 1999 year resulting in gross proceeds payable to the Company in excess of $50,000,000; provided, that the Executive shall not be entitled to payment of the incentive award in this Section 5(b) in the event Executive is terminated for any reason whatsoever or resigns, notwithstanding anything contained herein.

                  (c) in 2000, the Executive shall have a target bonus opportunity of up to $300,000, the amount of which and the criteria for which shall to be determined by the Compensation Committee and Board of Directors of the Company, in their discretion. The Executive shall be paid his incentive awards no later than other senior executives of the Company are paid their incentive awards.

         6.       Stock Awards.

                  (a) General. On the Effective Date, the Company shall grant the Executive a stock option award described in this Section 6.

                  (b) Stock Option Award. As of the Effective Date, the Company shall grant the Executive a ten-year stock option award, substantially in the form attached to this Agreement as Exhibit A, to purchase 3,000,000 shares of Stock. The exercise price shall be the Fair Market Value on the Effective Date, which the Board has fixed as of the date of grant at $3.55 per share. The award shall vest as provided in Exhibit A.

         7.       Employee Benefit Programs.


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                  During the Term of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, 401(k), medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. The Executive's participation shall be based on, and the calculation of all benefits shall be based on, the assumptions that the Executive has met all service-period or other requirements for such participation provided that no such assumptions shall be made as to a tax-qualified plan if such assumption would jeopardize the tax-qualified status of such plan.

         8.       Reimbursement of Business and Other Expenses; Perquisites;
Vacations.

                  (a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy. The Company shall pay all reasonable legal fees and expenses incurred by the Executive in connection with the negotiation of the Executive's employment arrangements with the Company.

                  (b) During the Term of Employment, the Executive shall be entitled to participate in each of the Company's perquisites in accordance with the terms and conditions of such arrangements as they are in effect from time to time for the Company's chief executive officer.

                  (c) The Executive shall be entitled to reimbursement for reasonable moving expenses (excluding any brokers' fees or financing expenses) in the event he relocates to Florida or London in furtherance of his duties hereunder.

                  (d) The Executive shall be entitled to four (4) weeks paid vacation per year of employment, which shall accrue and otherwise be subject to the Company's vacation policy for senior executives.

         9.       Termination of Employment.

                  (a) Termination Due to Death. In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

                           (i)      Base Salary through the end of the month in
which death


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occurs; and

                           (ii)     annual incentive award for the year in which
the Executive's death occurs, based on the original target award performance for such year, payable in a single installment promptly after his death.

                  (b) Termination Due to Long-Term Disability. In the event that the Executive's employment is terminated due to his long-term Disability, he shall be entitled to the following benefits:

                           (i)      disability benefits in accordance with any
long-term disability program then in effect for senior executives of the Company;

                           (ii)     Base Salary through the end of the month in
which long- term disability benefits commence; and

                           (iii)    annual incentive award for the year in which
the Executive's termination occurs, based on the original target award for such year, payable in a single installment promptly after his termination.

                           In no event shall a termination of the Executive's
employment for long-term Disability occur until the Party terminating his employment gives written notice to the other Party in accordance with Section 23 below.

                  (c)      Termination by the Company for Cause.

                           (i)      A termination for Cause shall not take
effect unless the provisions of this paragraph (i) are complied with. The Executive shall be given written notice by the Board of the intention to terminate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Executive shall have ten calendar days after the date that such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 15 calendar days of such notice to the Executive. If, within five calendar days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                           (ii)     In the event the Company terminates the
Executive's employment for Cause:

                           (A)      he shall be entitled to Base Salary through
the date of the termination; and


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                           (B)      all outstanding options, whether or not
exercisable, shall be forfeited.

                  (d) Termination without Cause or Constructive Termination without Cause. In the event the Executive's employment is terminated by the Company without Cause, other than due to Disability or death, or in the event there is a Constructive Termination without Cause, the Executive shall be entitled to the following benefits:

                           (i)      Base Salary through the date of termination;

                           (ii)     Base Salary, at the annualized rate in
effect on the date of termination, for a period of 12 months following such termination, provided that, at the Executive's option, the Company shall pay him the present value of such salary continuation payments in a lump sum (using as the discount rate the applicable Federal rate specified under Section 1274 of the Internal Revenue Code of 1986, as amended (the "Code"), for short-term Treasury obligations as published by the Internal Revenue Service for the month in which such termination occurs);

                           (iii)    a Pro Rata annual incentive award for the
year in which termination occurs, based on his original target award for such year, payable when annual incentive awards are paid to other senior executives (or in a lump sum in accordance with the proviso in Section 9(d)(ii));

                           (iv)     an annual incentive award for a period of 12
months following the date of termination, based on his original target award for the year in which termination occurs and payable in equal monthly installments over the 12-month period of Base Salary continuation payments pursuant to
Section 9(d)(ii) (or in a lump sum in accordance with the proviso in Section 9(d)(ii));

                           (v)      all outstanding vested options shall remain
exercisable until the end of their originally scheduled terms;

                           (vi)     the Executive shall be entitled to continued
participation in all medical, dental, vision and hospitalization insurance coverage and in other employee benefit plans or programs in which he was participating on the date of his termination until the earlier of:

                           (A)      12 months following the date of termination
and

                           (B)      the date, or dates, he receives equivalent
coverage and benefits under the plans and programs of a subsequent employer. The Executive shall promptly advise the Company of any such subsequent employment and the benefits he receives in connection therewith.

                  (e)      Voluntary Termination; Retirement.


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                           A termination of employment by the Executive on his
own initiative, other than a termination due to death or Disability or a Constructive Termination without Cause or retirement following the end of the Term of Employment, shall have the same consequences as provided in Section 9(c)(ii) for a termination for Cause. A voluntary termination under this Section 9(e) shall be effective 30 calendar days after prior written notice is received by the Company.

                  (f)      Consequences of a Change in Control.

                           If, following a Change in Control, the Executive's
employment is terminated by the Company without Cause, other than due to Disability or death, or there is a Constructive Termination without Cause, the Executive shall be entitled to the benefits provided in Section 9(d) above.

                  (g) Other Termination Benefits. In the case of any of the foregoing terminations, the Executive or his estate shall also be entitled to:

                           (i)      the balance of any incentive awards due for
performance periods which have been completed, but which have not yet been paid;

                           (ii)     any expense reimbursements due the
Executive; and

                           (iii)    other benefits, if any, in accordance with
applicable plans and programs of the Company.

                  (h) No Mitigation; No Offset. In the event of any termination of employment under this Section 9, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

                  (i)      Nature of Payments. Any amounts due under this
Section 9 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

         10.      Confidentiality.

                  (a) The Executive agrees that he will not, at any time during the Term of Employment or thereafter, disclose or use any trade secret, proprietary or confidential information of the Company or any subsidiary or affiliate of the Company, obtained during the course of his employment, except as required in the course of such employment or with the written permission of the Company or, as applicable, any subsidiary or affiliate of the Company or as may be required by law, provided that, if the Executive receives legal process with regard to disclosure of such information, he shall promptly notify the Company and cooperate with the Company in seeking a protective order.


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                  (b)      The Executive agrees that at the time of the
termination of his employment with the Company, whether at the instance of the Executive or the Company, and regardless of the reasons therefor, he will deliver to the Company, and not keep or deliver to anyone else, any and all notes, files, memoranda, papers and, in general, any and all physical matter containing information, including any and all documents significant to the conduct of the business of the Company or any subsidiary or Affiliate of the Company which are in his possession, except for any documents for which the Company or any subsidiary or Affiliate of the Company has given written consent to removal at the time of the termination of the Executive's employment and his personal rolodex, phone book and similar items.


         11.      Noncompetition.

                  (a) Subject to the provisions of Section 11(b) below and notwithstanding any other provisions of this Agreement, any and all payments (except those made from Company-sponsored tax-qualified pension or welfare plans), benefits or other entitlements to which the Executive may be eligible in accordance with the terms hereof, may be forfeited, whether or not in pay status, at the discretion of the Company, if the Executive at any time during the term of his employment and for a period of one (1) year thereafter without the consent of the Company (i) "establishes a relationship with a competitor" or "engages in an activity" which is in conflict with or adverse to the interest of the Company, all within the meaning of the Non-Competition Guideline referred to below (a "Competitive Activity"), or (ii) directly or indirectly, (A) induces or encourages any employee of the Company or any subsidiary or affiliate of the Company to leave employment with the Company or such subsidiary or affiliate, or
(B) employs, hires or establishes a business with, or causes or encourages any third person to employ, hire, or establish a business with, any person who has, within the period of one year preceding such action by the Executive, employed by the Company or any subsidiary or affiliate of the Company. The payments, benefits and other entitlements hereunder are being made in part in consideration of the obligations of this Section 11 and in particular the post-employment payments, benefits and other entitlements are being made in consideration of, and dependent upon, compliance with this Section 11(a) and, to the extent set forth in Section 11(e), the Release and Agreement referred to in
Section 11(e). Exhibit B is a copy of the Non-Competition Guideline.

                  (b) Anything in Section 11(a) to the contrary notwithstanding, no forfeiture or cancellation shall take place with respect to any payments, benefits or entitlements hereunder or under any other award agreement, plan or practice unless the Company shall have first given the Executive written notice of its intent to so forfeit, or cancel or pay out and Executive has not, within 30 calendar days of giving such notice, ceased such unpermitted Competitive Activity, provided that the foregoing prior notice procedure shall not be required with respect to (x) a Competitive Activity which the Executive initiated after the Company had informed the Executive in writing that it believed such Competitive Activity violated Section 11(a) or the Non-Competition Guideline, (y) any Competitive Activity regarding local, regional or long distance telephone services or other


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products or services which are part of a line of business which represents more than 5% percent of the Company's consolidated gross revenues for its most recent completed fiscal year at the time the Competitive Activity commences.

                  (c) Nothing in this Section 11 shall prohibit the Executive from being a passive owner of not more than one percent of the outstanding common stock, capital stock and equity of any firm, corporation or enterprise so long as the Executive has no active participation in the management of business of such firm, corporation or enterprise.

                  (d) If the restrictions stated herein are found by a court to be unreasonable, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  (e) Any payments or benefits made pursuant to Section 9 are:
(1) subject to the provisions, restrictions and limitations of Section 11(a) above, but not otherwise subject to offset or mitigation, (2) subject to the Executive's signing a Release and Agreement not to sue the company in the form of Exhibit C hereto with such changes therein or additions thereto as needed under then applicable law to give effect to the intent of the Release and Agreement and (3) receipt of Executive's resignation from all offices, directorships and fiduciary positions with the Company, its Affiliates and their respective benefit plans. Notwithstanding the due date of any post-employment payment, any amounts due under Section 9 shall not be due until after the end of any applicable revocation period with regard to the Release and Agreement.

                  (f) In no event shall the Executive be required to repay to the Company any amount previously received by the Executive from the Company, except to the extent required by the Non-Competition Guideline.

         12.      Resolution of Disputes.

                  (a) Mediation/Arbitration. Subject to Section 12(b), any disputes arising under or in connection with this Agreement shall be resolved by third party mediation of the dispute and, failing that, by binding arbitration, to be held in Florida, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall bear his or its own costs of the mediation, arbitration or litigation, except that the Company shall bear all such costs if the Executive prevails in such mediation, arbitration or litigation on any material issue.

                  (b) Specific Performance. Since a breach in the provisions of Sections 10 and 11 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other


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security shall be required in connection therewith, and Executive hereby consents to the issuance of such injunction. Executive agrees that the provisions of Sections 10 and 11 are necessary and reasonable to protect the Company in the conduct of its business.

         13.      Indemnification.

                  (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Florida, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

                  (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 13(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                  (c) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers.

         14.      Key-Person Life Insurance


                  Executive agrees that the Company may, in its discretion, apply for and


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
procure in its own name and for its own benefit, or for the benefit of creditors, life insurance on the life of Executive in any amount or amounts which the Company may deem advisable, and the Executive shall have no right, title or interest therein. Executive further agrees to submit to any medical or other reasonable examination and to execute and deliver any application or other written instrument as may be reasonably necessary or appropriate to effectuate the purposes and provisions of this Section 14. Executive has no reason to believe that his life is not insurable with a reputable insurance company at rates now prevailing in the City of New York for healthy men of his age.

         15.      Assignability; Binding Nature.

                  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. Rights or obligations of the Company under this Agreement may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

         16.      Representation.

                  The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents that the performance of his obligations under this Agreement will not violate any agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

         17.      Entire Agreement.

                  This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

         18.      Amendment or Waiver.


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
                  No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

         19.      Severability.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

         20.      Survivorship.

                  Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by either Party without the written consent of the other Party.

         21.      References.

                  In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         22.      Governing Law/Jurisdiction.

                  This Agreement shall be governed in accordance with the laws of New York without reference to principles of conflict of laws.

         23.      Notices.

                  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

                  If to the Company:


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
                           Long Distance International Inc.
                           888 South Andrews Avenue
                           Suite 205
                           Fort Lauderdale, Florida  33316
                           Attention:       Human Resources


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
                  If to the Executive:

                           545 Alden Avenue
                           Westfield, New Jersey 07090

         24.      Headings.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         25.      Counterparts.

                  This Agreement may be executed in two or more counterparts.

         26.      Conditions.

                  The effectiveness of this Agreement is conditioned upon the following:

                           (i)      there being no agreement between the
Executive and any prior employer that interferes or could interfere with his employment with the Company unless such agreement is to the satisfaction of the Company waived by such prior employer; and

                           (ii)     the Executive passes a physical examination
to the satisfaction of the Company in accordance with its policy on pre-employment physical examinations.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                       LONG DISTANCE INTERNATIONAL INC.



                                       By:_____________________________________
                                           Olaf Krohg, Director
                                                By resolution of the Board


                                                _______________________________
                                                David Hess


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